LOAN MODIFICATION AND CONSENT AGREEMENT

This Loan Modification and Consent Agreement is entered into as of June 15, 2012 by and among Vuzix Corporation ("Vuzix") whose address is 75 Town Centre Drive, Rochester, NY 14623, Kopin Corporation ("Lender") whose address is 125 North Drive Westboro, Massachusetts 01581 and TDG Acquisition Corp., whose address is PO Box 31 Sewickley, PA 15637 (“TDG Acquisition”)

A.           Among other indebtedness which may be owing by Vuzix to Lender, Vuzix is indebted to Lender in the amount of $482,547.00 plus accrued interest pursuant to a promissory note from Lender dated December 21, 2009, (the “Note”) that was issued pursuant to, among other documents, a [Letter of Agreement , dated December 21, 2009, (as may be amended from time to time, the "Loan Agreement", a copy of which is attached as Schedule A) [and, in addition, the amount of $176,819.10 in respect of certain accounts payable from Vuzix to Lender (Schedule B) (the (“Accounts Receivable”)].

B.           Repayment of the Indebtedness (as hereinafter defined) is secured by a security interest in the Collateral as described in the Loan Agreement.

C.           Vuzix and Lender have entered into a License and Escrow Agreement dated October 20, 2010 (the “Escrow Agreement”), pursuant to which Vuzix has deposited certain documents in escrow with Chu, Ring & Hazel, LLP (the “Escrow Agent”) and granted Lender a license to use certain intellectual property for the limited purpose describe in the Escrow Agreement.

D.           Vuzix has requested that Lender (i) consent to the sale of certain of its assets by Vuzix to TDG Acquisition pursuant to an Asset Purchase Agreement to be entered into between Vuzix and TDG Acquisition (which Asset Purchase Agreement, in the form provided to Lender as of the date hereof, as it may hereafter be modified, is hereinafter referred to as the "Purchase Agreement"), (ii) release Lender's security interest in all assets being sold by Vuzix to TDG Acquisition pursuant to the Purchase Agreement, (iii) make such other changes to the Loan Agreement as are more fully set forth herein and (iv) permit the assignment of the Escrow Agreement to TDG and amend the Escrow Agreement , as so assigned, as set forth herein.

E. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement; provided that (i) all indebtedness owing by Vuzix to Lender, including, without limitation, amounts due pursuant to the Loan Agreement and the Note and due in respect of the Accounts Receivable are referred to as the "Indebtedness", (ii) the Loan Agreement between Vuzix and the Lender and the related financing statement, together with all other documents securing repayment of the Indebtedness, shall be referred to hereinafter as the "Security Documents" and (iii) the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

1. CONSENT TO SALE OF ASSETS. Subject to the terms and conditions contained herein, Lender hereby consents to the sale of the Acquired Assets (as defined in the Purchase Agreement) to TDG Acquisition Company, LLC pursuant to the Purchase Agreement.

2. RELEASE OF SECURITY INTEREST IN ASSETS TO BE SOLD. Subject to the terms and conditions contained herein, Lender hereby releases its security interest in the Acquired Assets. Concurrently with the execution and delivery of this Agreement, Lender is delivering to Vuzix a Form UCC-3, in the form necessary for filing in all applicable jurisdictions to effect the release of such lien.

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3. DESCRIPTION OF CHANGE IN TERMS. Effective as of the date hereof, the Loan Agreement is hereby amended as follows:

-	No further payments of principal and interest on the Note shall be made until July 15, 2013. Payments of principal and interest on the Note shall re-commence on July 15, 2013 and shall be paid in accordance with the terms of the Note.
-	15% of any Earn Out payments Vuzix receives pursuant to the Purchase Agreement will be paid to the Lender promptly (but in any event within ten (10) business days) after they are received by Vuzix.
-	The Note (including principal, interest and any other amounts due thereunder) will be payable in full on July 15, 2015.

4. ASSIGNMENT AND AMENDMENT OF ESCROW AGREEMENT.

a.	Effective as of the date hereof, the Escrow Agreement is assigned by Vuzix to TDG Acquisition. Kopin and the Escrow Agent consent to such assignment

b.	Effective as of the date hereof, the Escrow Agreement is amended in the following respects:

i.	All references to Vuzix, both as a separate word and as one of a set of words (such as “Vuzix Intellectual Property”) shall be deemed to be references to TDG Acquisition

ii.	The address for TDG Acquisition shall be as set forth above.

iii.	Article VIII, section 1 of the Escrow Agreement is amended so as to provide that Escrow Agreement shall terminate two (2) years from the date of this Agreement.

5. Security Agreement. Vuzix hereby grants Kopin a security interest in all of the assets of Vuzix, effective immediately after the closing under the Purchase Agreement. Such security interest shall be subordinate only to the security interests of LC Capital Master Fund, Ltd. and any commercial bank that is a lender to Vuzix (including but not limited to Bridge Bank) (together, the “Senior Lenders”). Promptly after the execution hereof, Vuzix shall deliver to Lender (a) a form UCC-1 in form for filing in all applicable jurisdictions and (2) subordination agreements from the holders of all security interests in the assets of Vuzix other than Bridge Bank and LC Capital Master Fund, Ltd. The terms of such security interest shall be the same as the terms relating to the security interest granted in the Loan Agreement, which are incorporated herein by reference as if fully set forth herein. Lender agrees to execute any subordination agreement tht may be required by the Senior Lenders.

6. NO DEFENSES OF VUZIX. Vuzix agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness. Vuzix acknowledges and warrants that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Vuzix in connection with this Agreement and in connection with the Loan Documents, including the Loan Agreement and the Indebtedness, the Vuzix hereby waives and releases any claims to the contrary.

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7. CONTINUING VALIDITY. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness.

8. INTEGRATION. This Agreement, together with the Existing Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous proposals, negotiations, agreements, and understandings relating to the subject matter. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Lender and Vuzix.

9. GOVERNING LAW, HEADINGS. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws principles. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

10. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon the (i) closing of the Purchase Agreement between Vuzix and TDG Acquisition, and (ii) payment by Vuzix of $ 200,000 upon closing of the Purchase Agreement, in reduction of the Indebtedness.

[Signature Page Follows]

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This Agreement is executed as of the date first written above.

VUZIX CORPORATION:		LENDER:

By:	/s/ Paul Travers	By:	/s/ Richard Sneider

Name: Paul Travers		Name: Richard Sneider

Title: CEO		Title: CFO

TDG Acquisition Corp		For purposes of agreeing to the assignment
and amendment of the Escrow Agreement:
By:	/s/ James P. Balet

Name: James P. Balet
Chu, Ring & Hazel, LLP
Title: Secretary
		By:	/s/ John H. Chu

Name: John H. Chu

Title: Partner

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Exhibit A

Letter Agreement between Vuzix Corporation and Lender, along with any amendments

Exhibit B (if applicable)

Schedule of Accounts Payable between Vuzix Corporation and Lender – if any, plus amount unpaid at close.

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